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As filed with the Securities and Exchange Commission on April 10, 2015.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GAMCO Investors, Inc.
(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	13-4007862 (I.R.S. Employer Identification No.)

ONE CORPORATE CENTER
RYE, NEW YORK 10580
(914) 921-3700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

KEVIN HANDWERKER
GAMCO INVESTORS, INC.
ONE CORPORATE CENTER
RYE, NEW YORK 10580
(914) 921-3700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
MICHAEL L. ZUPPONE, ESQ.
PAUL HASTINGS LLP
75 EAST 55TH STREET
NEW YORK, NY 10022
(212) 318-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement as determined by the Registrant

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)(3)(4)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(5)

Debt Securities (which may be senior or subordinated)	—	—	—	—

Preferred Stock, par value $.001 per share	—	—	—	—

Class A Common Stock, par value $.001 per share	—	—	—	—

Stock Purchase Contracts	—	—	—	—

Stock Purchase Units	—	—	—	—

Total	—	—	$500,000,000	$0

(1)
Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)
Includes an indeterminate number of securities that may be offered or sold by affiliates in market making transactions. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Class A Common Stock that may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of shares of Class A Common Stock.

(3)
Not specified as to each class of securities to be registered pursuant to Form S-3 General Instruction II.D.

(4)
The Registrant is registering an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $500,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.

(5)
The $500,000,000 of securities registered hereunder consists of $500,000,000 of securities (the "Unsold Securities") registered pursuant to Registration Statement No. 333-181398 filed by the Registrant on May 14, 2012 and declared effective on May 30, 2012 (the "Prior Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act, $39,660 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities. Accordingly, no filing fee is paid herewith. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

             THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

             The Prior Registration Statement was declared effective on May 30, 2012 and expires on May 30, 2015, pursuant to SEC rules. Accordingly, the Registrant is filing this new shelf Registration Statement for the purpose of continuing to provide the Registrant with the ability to sell securities from time to time covered by this Registration Statement. There are no "selling stockholders" named in the prospectus, which forms a part of this Registration Statement. The Registrant has included in this Registration Statement the Unsold Securities registered pursuant to Registration Statement No. 333-181398. Pursuant to Rule 415(a)(6) under the Securities Act, $39,660 of filing fees previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities. In accordance with SEC rules, the Registrant may continue to offer and sell the Unsold Securities during the grace period afforded by Rule 415(a)(5). If the Registrant sells any Unsold Securities during the grace period, the Registrant will identity in a pre-effective amendment to this Registration Statement the new amount of Unsold Securities to be carried forward to this Registration Statement in reliance upon Rule 415(a)(6).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 10, 2015

PROSPECTUS

GAMCO INVESTORS, INC.
$500,000,000

DEBT SECURITIES
PREFERRED STOCK
CLASS A COMMON STOCK
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

        From time to time, we may offer, issue and sell, together or separately:

  •
  debt securities (which may be senior or subordinated),

  •
  preferred stock,

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  Class A Common Stock,

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  stock purchase contracts, and

  •
  stock purchase units,

having an aggregate initial public offering price not to exceed $500 million, or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. We may offer these securities on terms and at prices to be determined at the time of sale.

        This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus, any prospectus supplement and the risk factors incorporated by reference herein or included in any prospectus supplement carefully before you invest in our securities. Our Class A Common Stock is listed on the New York Stock Exchange, or "NYSE," under the symbol "GBL." If we decide to seek a listing of any debt securities or preferred stock offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or other offering materials.

        Investing in GAMCO Investors, Inc.'s securities involves a high degree of risk, including the risks described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 6, 2015, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC made, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as discussed on page 1 of this prospectus.

        We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

        Neither the SEC, any state securities commission, or any other governmental or regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2015

i

ABOUT THIS PROSPECTUS

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "GAMCO," "we," "our," or "us" refer to GAMCO Investors, Inc. and its direct and indirect subsidiaries, while references to "GAMCO Investors, Inc." refer only to the holding company on an unconsolidated basis.

        This prospectus is part of a registration statement that we filed with the SEC, using a "shelf" registration process. Under the shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate offering price of $500 million, or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement and may provide other offering materials that will contain specific information about the terms of that offering and the manner in which the securities will be offered, including the specific amounts, prices and terms of the securities offered. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement or other offering materials, together with the additional information described under the heading "Where You Can Find More Information."

        You should only rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted.

        This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Exchange Act, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

        You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

        You should carefully consider the specific risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, which are incorporated by reference herein, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See "Where You Can Find More Information."

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Our disclosure and analysis in this prospectus, any applicable prospectus supplement or other offering materials and documents that are incorporated by reference contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.

        Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in "Risk Factors" in any applicable prospectus supplement or other offering materials or in our other filings with the SEC made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, which are incorporated by reference herein.

        We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

SUMMARY

        This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before purchasing our securities. You should read in their entirety this prospectus, any accompanying prospectus supplement and any other offering materials, together with the additional information described under the section entitled "Where You Can Find More Information."

Our Company

        GAMCO Investors, Inc. through the Gabelli brand, well known for its Private Market Value (PMV) with a CatalystTM investment approach, is a widely-recognized provider of investment advisory services to mutual funds, institutional and high net worth investors, and investment partnerships, principally in the United States. Through G.research, Inc. (d/b/a Gabelli & Company), we provide institutional research and brokerage services to institutional clients and investment partnerships. G.distributors, LLC ("G.distributors") acts as an underwriter and distributor of our open-ended funds. We generally manage assets on a fully discretionary basis and invest in a variety of U.S. and international securities through various investment styles. Our revenues are based primarily on our levels of assets under management and, to a lesser extent, incentive fees associated with our various investment products, as well as revenues from institutional services.

        Our revenues are highly correlated to the level of assets under management and fees associated with our various investment products, rather than our own corporate assets. Assets under management, which are directly influenced by the level and changes of the overall equity markets, can also fluctuate through acquisitions, the creation of new products, the addition of new accounts or the loss of existing accounts. Since various equity products have different fees, changes in our business mix may also affect revenues. At times, the performance of our equity products may differ markedly from popular market indices, and this can also impact our revenues. It is our belief that general stock market trends will have the greatest impact on our level of assets under management and, hence, on revenues.

        We conduct our investment advisory business principally through: GAMCO Asset Management Inc. (Institutional and Private Wealth Management), Gabelli Funds, LLC (open and closed-end funds) and Gabelli Securities, Inc. (Investment Partnerships). We also act as an underwriter and provide institutional research services through G.research, Inc. G.distributors acts as an underwriter and distributor of our open-end funds.

        Our principal executive offices are located at One Corporate Center, Rye, New York 10580. Our telephone number is (914) 921-3700.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. These purposes may include, but are not limited to, working capital, including the expansion of our business through new investment product offerings, enhanced distribution and marketing of existing investment products and strategic acquisitions as opportunities arise.

        If required, we will include a more detailed description of the use of proceeds from any specific offering of securities in the prospectus supplement or other offering materials related to that offering.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratio of earnings to be fixed to charges for the five-year period ended December 31, 2014.

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges(a)	21.7	18.4	8.4	8.3	10.1

(a)
These ratios were calculated by dividing the sum of fixed charges into the sum of earnings before taxes and noncontrolling interests and fixed charges. Fixed charges for these purposes consist of all interest expense and the approximate portion of rental expense representing interest.

        As of the date of this prospectus, we had no preferred stock outstanding.

DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of debt securities, Class A Common Stock, preferred stock, stock purchase contracts and stock purchase units that GAMCO Investors, Inc. may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and any prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

        As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that GAMCO Investors, Inc. may issue from time to time. Debt securities offered by this prospectus will be either senior debt securities or subordinated debt securities. Senior debt securities will be issued under a "Senior Indenture" and subordinated debt securities will be issued under a "Subordinated Indenture." This prospectus sometimes refers to the Senior Indenture and the

Subordinated Indenture collectively as the "Indentures." Unless the applicable prospectus supplement states otherwise, the trustee under each of the Senior Indenture and the Subordinated Indenture will be The Bank of New York Mellon.

        The form of Senior Indenture and the form of the Subordinated Indenture are filed as exhibits to the registration statement. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and debt securities, including the definitions therein of certain terms.

General

        Debt securities will be direct unsecured obligations of GAMCO Investors, Inc. Senior debt securities will rank equally with all of GAMCO Investors, Inc.'s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of GAMCO Investors, Inc.'s present and future senior indebtedness.

        Because GAMCO Investors, Inc. is principally a holding company, its right to participate in any distribution of assets of any subsidiary, upon the subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent GAMCO Investors, Inc. may be recognized as a creditor of that subsidiary. Accordingly, GAMCO Investors, Inc.'s obligations under debt securities will be structurally subordinated to all existing and future indebtedness and liabilities of its subsidiaries, and holders of debt securities should look only to GAMCO Investors, Inc.'s assets for payment thereunder.

        The Indentures do not limit the aggregate principal amount of debt securities that GAMCO Investors, Inc. may issue and provide that GAMCO Investors, Inc. may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. GAMCO Investors, Inc. may issue additional debt securities of a particular series without the consent of the holders of debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt, except as described under "Restrictive Covenants" herein.

        Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

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  the title of debt securities and whether they are subordinated debt securities or senior debt securities;

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  any limit on the aggregate principal amount of such debt securities;

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  the price or prices at which GAMCO Investors, Inc. will sell such debt securities;

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  the maturity date or dates of such debt securities;

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  the rate or rates of interest, if any, which may be fixed or variable, at which such debt securities will bear interest, or the method of determining such rate or rates, if any;

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  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

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  whether the amount of payments of principal of (and premium, if any) or interest on such debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

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  the dates on which GAMCO Investors, Inc. will pay interest on such debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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  whether the debt securities will be secured or unsecured;

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  the place or places where the principal of (and premium, if any) and interest on such debt securities will be payable;

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  if GAMCO Investors, Inc. possesses the option to do so, the periods within which and the prices at which GAMCO Investors, Inc. may redeem such debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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  GAMCO Investors, Inc.'s obligation, if any, to redeem, repay or purchase such debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which GAMCO Investors, Inc. will redeem, repay or purchase such debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

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  the denominations in which such debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

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  the portion, or methods of determining the portion, of the principal amount of such debt securities which GAMCO Investors, Inc. must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

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  the currency, currencies or currency unit in which GAMCO Investors, Inc. will pay the principal of (and premium, if any) or interest, if any, on such debt securities, if not United States dollars;

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  provisions, if any, granting special rights to holders of such debt securities upon the occurrence of specified events;

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  any deletions from, modifications of or additions to the Events of Default or GAMCO Investors, Inc.'s covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

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  the application, if any, of the terms of the Indentures relating to defeasance and covenant defeasance (which terms are described below) to such debt securities;

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  whether the subordination provisions summarized below or different subordination provisions will apply to such debt securities;

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  the terms, if any, upon which the holders may convert or exchange such debt securities into or for GAMCO Investors, Inc.'s common stock, preferred stock or other securities or property;

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  whether any of such debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

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  any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable because of an Event of Default;

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  the depositary for global or certificated debt securities;

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  any special tax implications of such debt securities;

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  any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to such debt securities; and

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  any other terms of such debt securities.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. Debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

        The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of GAMCO Investors, Inc.'s Senior Indebtedness, to the extent and in the manner set forth in the Subordinated Indenture.

        Under the Subordinated Indenture, "Senior Indebtedness" means all obligations of GAMCO Investors, Inc. in respect of any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

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  the principal of (and premium, if any) and interest due on indebtedness of GAMCO Investors, Inc. for borrowed money;

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  all obligations guaranteed by GAMCO Investors, Inc. for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

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  all obligations guaranteed by GAMCO Investors, Inc. evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created);

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  any obligations of GAMCO Investors, Inc. as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

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  all obligations of GAMCO Investors, Inc. for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

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  all obligations of GAMCO Investors, Inc. in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

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  all obligations of the types referred to above of other persons for the payment of which GAMCO Investors, Inc. is responsible or liable as obligor, guarantor or otherwise; and

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  all obligations of the types referred to above of other persons secured by any lien on any property or asset of GAMCO Investors, Inc. (whether or not such obligation is assumed by GAMCO Investors, Inc.).

        Senior Indebtedness does not include:

  •
  indebtedness or monetary obligations to trade creditors created or assumed by GAMCO Investors, Inc. in the ordinary course of business in connection with the obtaining of materials or services;

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  indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

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  any indebtedness of GAMCO Investors, Inc. to its affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with GAMCO Investors, Inc. that is a financing vehicle of GAMCO Investors, Inc. in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by GAMCO Investors, Inc.) unless otherwise expressly provided in the terms of any such indebtedness.

        Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

        Unless otherwise noted in the accompanying prospectus supplement, if GAMCO Investors, Inc. defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, GAMCO Investors, Inc. will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on senior debt securities before the holders of subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

        If any of the following events occurs, GAMCO Investors, Inc. will pay in full all Senior Indebtedness before it makes any payment or distribution under subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

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  any dissolution or winding-up or liquidation or reorganization of GAMCO Investors, Inc., whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

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  any general assignment by GAMCO Investors, Inc. for the benefit of creditors; or

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  any other marshaling of GAMCO Investors, Inc.'s assets or liabilities.

        In such event, any payment or distribution under subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of such subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

        The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

        If subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, such subordinated debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

Restrictive Covenants

        Unless an accompanying prospectus supplement states otherwise, the following restrictive covenant shall apply to each series of senior debt securities:

        Limitation on Liens.    So long as any senior debt securities are outstanding, neither GAMCO Investors, Inc. nor any of its subsidiaries will create, assume, incur or guarantee any indebtedness for money borrowed which is secured by any pledge of, lien on or security interest in any capital stock of its Designated Subsidiaries, other than specified types of permitted liens.

        However, this restriction will not apply if all debt securities then outstanding and, at our option, any other senior indebtedness ranking equally with such debt securities, are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

        This limitation shall not apply to debt secured by a pledge of, lien on or security interest in any shares of stock of any subsidiary at the time it becomes a Designated Subsidiary, including any renewals or extensions of such secured debt. "Designated Subsidiary" means any subsidiary of GAMCO Investors, Inc., the consolidated net worth of which represents at least 10% of the consolidated net worth of GAMCO Investors, Inc.

        The Subordinated Indenture does not contain a similar limitation on liens.

Consolidation, Merger, Sale of Assets and Other Transactions

        GAMCO Investors, Inc. may not (i) merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any other person other than a direct or indirect wholly-owned subsidiary of GAMCO Investors, Inc., and (ii) no person may merge with or into or consolidate with GAMCO Investors, Inc. or, except for any direct or indirect wholly-owned subsidiary of GAMCO Investors, Inc., sell, assign, transfer, lease or convey all or substantially all of its properties and assets to GAMCO Investors, Inc. unless:

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  GAMCO Investors, Inc. is the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than GAMCO Investors, Inc., has expressly assumed by supplemental indenture all the obligations of GAMCO Investors, Inc. under such debt securities, the Indentures and any guarantees of preferred securities or common securities issued by certain trusts;

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  immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

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  GAMCO Investors, Inc. delivers to the trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

Events of Default, Notice and Waiver

        Unless an accompanying prospectus supplement states otherwise, the following shall constitute "Events of Default" under the Indentures with respect to each series of debt securities:

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  GAMCO Investors, Inc.'s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

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  GAMCO Investors, Inc.'s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

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  GAMCO Investors, Inc.'s failure to observe or perform any other of its covenants or agreements with respect to such debt securities for 90 days after it receives notice of such failure;

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  certain defaults with respect to GAMCO Investors, Inc.'s debt (other than such debt securities or non-recourse debt) in any aggregate principal amount in excess of $25,000,000 consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt; and

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  certain events of bankruptcy, insolvency or reorganization of GAMCO Investors, Inc.

        If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived.

        Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable.

        Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof. Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

        The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

        The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to debt securities of such series.

        No holder of a debt security of any series may institute any action against GAMCO Investors, Inc. under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and (iii) the trustee shall not have instituted such action within 60 days of such request.

        GAMCO Investors, Inc. is required to furnish annually to the trustee statements as to its compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

        If indicated in the applicable prospectus supplement, GAMCO Investors, Inc. may discharge or defease its obligations under each Indenture as set forth below.

        GAMCO Investors, Inc. may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations (as defined in either Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

        If indicated in the applicable prospectus supplement, GAMCO Investors, Inc. may elect either (i) to defease and be discharged from any and all obligations with respect to debt securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, GAMCO Investors, Inc. must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, GAMCO Investors, Inc. shall have delivered to the trustee (i) an officers' certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. GAMCO Investors, Inc. may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

        Under the Indentures, GAMCO Investors, Inc. and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. GAMCO Investors, Inc. and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

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  extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

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  reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

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  change the currency in which any debt security or any premium or interest is payable;

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  impair the right to institute suit for any payment on or with respect to any debt security;

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  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

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  reduce the requirements contained in the Indentures for quorum or voting; or

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  modify any of the above provisions.

        If subordinated debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities and common securities of the applicable trust, collectively, have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities and the common securities of the applicable trust has consented to the supplemental indenture.

        The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indentures which is affected by the modification or amendment to waive GAMCO Investors, Inc.'s compliance with certain covenants contained in the Indentures.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as GAMCO Investors, Inc. may designate for such purpose from time to time.

        Notwithstanding the foregoing, at GAMCO Investors, Inc.'s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by GAMCO Investors, Inc. and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by GAMCO Investors, Inc. for debt securities of a particular series will be named in the applicable prospectus supplement. GAMCO Investors, Inc. may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that GAMCO Investors, Inc. will be required to maintain a paying agent in each place of payment for debt securities of a particular series.

        All moneys paid by GAMCO Investors, Inc. to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to GAMCO Investors, Inc. upon request, and the holder of such debt security thereafter may look only to GAMCO Investors, Inc. for payment thereof.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

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  DTC notifies GAMCO Investors, Inc. that it is unwilling or unable to continue serving as the depositary for the relevant global securities; or

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  DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

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  GAMCO Investors, Inc. determines, in its sole discretion, that the global security shall be exchangeable.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by GAMCO Investors, Inc. under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

        The Senior Indenture, the Subordinated Indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustees

        Unless the applicable prospectus supplement states otherwise, the trustee under the Senior Indenture is, and the trustee under the Subordinated Indenture will be, The Bank of New York Mellon. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the Indentures.

Conversion or Exchange Rights

        The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for GAMCO Investors, Inc.'s Class A Common Stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at GAMCO Investors, Inc.'s option. These provisions may allow or require the number of shares of GAMCO Investors, Inc.'s Class A Common Stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

        The authorized capital stock of GAMCO Investors, Inc. consists of 100,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B Common Stock, and 10,000,000 shares of preferred stock. No preferred stock is outstanding as of the date of this prospectus. Of the 100,000,000 shares of Class A Common Stock authorized, 6,618,666 shares were outstanding as of March 1, 2015, and 1,832,125 shares have been reserved for issuance pursuant to certain employee benefits plans. Of the 100,000,000 shares of Class B Common Stock authorized, 19,219,260 were outstanding as of March 1, 2015. The following is a summary description of all material terms and provisions relating to GAMCO Investors, Inc.'s capital stock, the Restated Certificate of Incorporation (the "Certificate of Incorporation") and the Amended and Restated Bylaws (the "Bylaws"), but is qualified by reference to the Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

        Voting Rights.    The holders of Class A Common Stock and Class B Common Stock have identical voting rights except that:

            (i)  holders of Class A Common Stock are entitled to one vote per share while holders of Class B Common Stock are entitled to ten votes per share on all matters to be voted on by stockholders; and

           (ii)  holders of Class A Common Stock are not eligible to vote on matters relating exclusively to Class B Common Stock and vice versa.

        Holders of shares of Class A Common Stock and Class B Common Stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes that are entitled to be cast by the holders of all shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding preferred stock, amendments to GAMCO

Investors, Inc.'s Certificate of Incorporation generally must be approved by a majority of the combined voting power of all Class A Common Stock and Class B Common Stock voting together as a single class. Amendments to GAMCO Investors, Inc.'s Certificate of Incorporation that would alter or change the powers, preferences or special rights of the Class A Common Stock or the Class B Common Stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Notwithstanding the foregoing, any amendment to GAMCO Investors, Inc.'s Certificate of Incorporation to increase the authorized shares of any class or classes of Stock will be deemed not to affect adversely the powers, preferences or special rights of the Class A Common Stock or Class B Common Stock.

        Dividends.    Holders of Class A Common Stock and Class B Common Stock will receive an equal amount per share in any dividend declared by the Board of Directors, subject to any preferential rights of any outstanding preferred stock. Dividends consisting of shares of Class A Common Stock and Class B Common Stock may be paid only as follows:

            (i)  shares of Class A Common Stock may be paid only to holders of Class A Common Stock and shares of Class B Common Stock may be paid only to holders of Class B Common Stock; and

           (ii)  shares will be paid proportionally with respect to each outstanding share of Class A Common Stock and Class B Common Stock.

        Other Rights.    On liquidation, dissolution or winding up of GAMCO Investors, Inc., after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock, regardless of class, are entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.

        In the event of any corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of Class A Common Stock or the holders of Class B Common Stock as a class, the holders of Class A Common Stock and the holders of Class B Common Stock will receive the same consideration on a per share basis; except that, if such consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of Class B Common Stock may receive, on a per share basis, voting securities with up to ten times the number of votes per share as those voting securities to be received by the holders of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with up to ten times the number of votes per share as those voting securities issuable upon exercise of the options or warrants, or into which the convertible or exchangeable securities may be converted or exchanged, received by the holders of Class A Common Stock). Accordingly, except with respect to voting rights, the holders of Class B Common Stock will not receive greater value than the holders of Class A Common Stock in an extraordinary corporate transaction involving GAMCO Investors, Inc.

Preferred Stock

        As of the date of this prospectus, no shares of preferred stock are outstanding. The Board of Directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions, including, without limitation,

            (i)  the designation of the series;

           (ii)  the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the designations for such series) increase or decrease (but not below the number of shares of such series then outstanding);

          (iii)  whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

          (iv)  the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

           (v)  the redemption rights and price or prices, if any, for shares of the series;

          (vi)  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

         (vii)  the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of GAMCO Investors, Inc.;

        (viii)  whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of GAMCO Investors, Inc. or any other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or exchange rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; and

          (ix)  the voting rights, in addition to the voting rights provided by law, if any, of the holders of shares of such series.

        The authorized shares of preferred stock will be available for issuance without further action by GAMCO Investors, Inc.'s stockholders unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which GAMCO Investors, Inc.'s securities may be listed or traded. The NYSE currently requires stockholder approval as a prerequisite to listing shares in several circumstances, including, in certain circumstances, where the issuance of shares could result in an increase in the number of shares of common stock outstanding, or in the amount of voting securities outstanding, of at least 20%.

        Although the Board of Directors has no current intention of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of GAMCO Investors, Inc. and its stockholders. The Board of Directors, in so acting, could issue preferred stock having terms that could discourage a potential acquirer from making, without first negotiating with the Board of Directors, an acquisition attempt through which such acquirer may be able to change the composition of the Board of Directors, including a tender offer or other transaction that some, or a majority, of GAMCO Investors, Inc.'s stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

Business Combination Statute

        In our certificate of incorporation, we have elected not to be governed by Section 203 of the Delaware General Corporation Law ("DGCL"). Section 203 of the DGCL generally provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person is an "interested stockholder" and may not engage in certain "business combinations" with the corporation for a period of three years from the time such person became an interested stockholder, unless one of the following exceptions applies: (1) prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Certificate of Incorporation and Bylaw Provisions

        The summary set forth below describes certain provisions of the Certificate of Incorporation and Bylaws. The summary is qualified in its entirety by reference to the provisions of the Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

        Certain of the provisions of the Certificate of Incorporation or the Bylaws discussed below may have the effect, either alone or in combination with the provisions of the DGCL discussed above, of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by the Board of Directors but that a stockholder might consider to be in such stockholder's best interest. Those provisions include a prohibition against stockholders calling a special meeting of stockholders if Mario J. Gabelli and certain persons associated with him do not beneficially own a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors ("Voting Stock"). In addition, the Certificate of Incorporation contains provisions relating to the allocation of certain corporate opportunities and resolution of certain potential conflicts of interest. See "—Overview of Corporate Opportunity and Conflict of Interest Policies," "—Corporate Opportunity Policy" and "—Conflict of Interests Policy."

        Number of Directors; Removal; Filling Vacancies.    The Bylaws provide that, subject to any rights of holders of preferred stock to elect directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by directors constituting a majority of the total number of directors that GAMCO Investors, Inc. would have if there were no vacancies on the Board of Directors (the "Whole Board"), with the Whole Board consisting of not more than twelve nor less than three directors. The Certificate of Incorporation and Bylaws also provide that, subject to any rights of holders of preferred stock or any other series or class of stock, and unless the Board of Directors otherwise determines, any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum. Accordingly, absent an amendment to the Bylaws, the Board of Directors could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with such stockholder's own nominees.

        Subject to the rights of holders of preferred stock to elect and remove directors under specified circumstances, any or all of the directors may be removed, with or without cause, at any time by the holders of a majority of the Voting Stock.

        Nomination of Directors.    The Bylaws contain advance notice procedures with regard to stockholder proposals related to the nomination of candidates for election as directors.

        These procedures provide that notice of stockholder proposals related to stockholder nominations for the election of directors must be received by GAMCO Investors, Inc.'s Secretary, in the case of an annual meeting, not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Stockholder nominations for the election of directors at a special meeting where directors will be elected must be received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

        A stockholder's notice to GAMCO Investors, Inc.'s Secretary must be in proper written form and must set forth certain information related to each person whom the stockholder proposes to nominate for election as a director, including:

            (i)  the name, age, business address and residence address of such person;

           (ii)  the principal occupation or employment of such person;

          (iii)  the class, series and number of all shares of stock of GAMCO Investors, Inc. which are owned by such person;

          (iv)  the name of each nominee holder for shares owned beneficially but not of record by such person and the number of shares held by each such nominee holder;

           (v)  whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of GAMCO Investors, Inc.; and

          (vi)  any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder or any successor statute.

The stockholder's notice to GAMCO Investors, Inc.'s Secretary must also set forth certain information related to the stockholder giving the notice, including:

            (i)  the name and record address of such stockholder;

           (ii)  the class, series and number of all shares of stock of GAMCO Investors, Inc. which are owned by such stockholder;

          (iii)  the name of each nominee holder for shares owned beneficially but not of record by such stockholder and the number of shares held by each such nominee holder;

          (iv)  whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to the stock of GAMCO Investors, Inc.;

           (v)  a description of all arrangements or understandings between that stockholder and any other person in connection with the nomination, including any anticipated benefit to the stockholder therefrom;

          (vi)  a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

         (vii)  any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to the Exchange Act.

        The notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

        Advance Notice Requirements for Other Stockholder Proposals at Annual Meeting of Stockholders.    The Bylaws contain advance notice procedures with regard to stockholder proposals not related to nominations at annual meetings. These notice procedures mirror the notice requirements for stockholder proposals related to director nominations for annual meetings discussed above insofar as they relate to the timing of receipt of notice by GAMCO Investors, Inc.'s Secretary.

        A stockholder's notice to GAMCO Investors, Inc.'s Secretary must be in proper written form and must set forth certain information related to each matter that the stockholder proposes to bring before the annual meeting, including:

            (i)  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

           (ii)  the name and record address of such stockholder;

          (iii)  information related to the stockholder giving the notice, including (A) the class, series and number of all shares of stock of GAMCO Investors, Inc. which are owned by such stockholder, (B) the name of each nominee holder for shares owned beneficially but not of record by such stockholder and the number of shares of stock held by each such nominee holder and (C) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of GAMCO Investors, Inc.;

          (iv)  a description of all arrangements or understandings between that stockholder and any other person in connection with the nomination, including any anticipated benefit to the stockholder therefrom;

           (v)  a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and

          (vi)  any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for the proposed business to be brought by such stockholder pursuant to the Exchange Act.

        Special Meetings.    The Bylaws provide that, subject to the rights of holders of any series of preferred stock to elect additional directors under specified circumstances and the rights of stockholders to call a special meeting to elect a sufficient number of directors to conduct the business of GAMCO Investors, Inc. under specified circumstances, special meetings of stockholders can be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or the Chairman of the Board, except that prior to the Trigger Date (as defined below), special meetings can also be called at the request of the holders of a majority of the voting power of the then outstanding Voting Stock. The "Trigger Date" is the date on which Mario J. Gabelli beneficially owns less than a majority of the voting power of all the then outstanding Voting Stock. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of meeting given by GAMCO Investors, Inc.

        The provisions of the Bylaws permitting special meetings to be called only by the Chairman or at the request of a majority of the Whole Board may have the effect, after the Trigger Date, of delaying consideration of a stockholder proposal until the next annual meeting. Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of the Chairman or a majority of the Whole Board by calling a special meeting of stockholders prior to the time such parties believe such consideration to be appropriate.

        Liability of Directors; Indemnification.    GAMCO Investors, Inc.'s Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director of GAMCO Investors, Inc. shall be liable to GAMCO Investors, Inc. or its stockholders for monetary damages for the breach of fiduciary duty in such capacity. Under the DGCL, such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (unlawful payments of dividends or unlawful stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

        As a result of this provision, GAMCO Investors, Inc. and its stockholders may be unable to obtain monetary damages from a director for breach of that director's duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

        The Bylaws provide that GAMCO Investors, Inc. will indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding because he or she is or was a director or officer of GAMCO Investors, Inc. or is or was serving at the request of GAMCO Investors, Inc. as a director or officer of another corporation, partnership or other enterprise. The Bylaws provide that indemnification will be from and against expenses, judgments, fines and amounts paid in settlement by the indemnitee. However, this indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of GAMCO Investors, Inc., and with respect to a criminal action or proceeding, if the indemnitee had no reasonable cause to believe that his or her conduct was unlawful.

        Overview of Corporate Opportunity and Conflict of Interest Policies.    In order to address certain potential conflicts of interest between GAMCO Investors, Inc. and Mario J. Gabelli, members of his immediate family and affiliates, Mario J. Gabelli and members of his immediate family who are at the time officers or directors of GAMCO Investors, Inc. have agreed to limitations on their activities in the investment management business other than Permissible Accounts. References to "Permissible Accounts" mean the funds and accounts managed outside GAMCO Investors, Inc. which are permitted under the Certificate of Incorporation of GAMCO Investors, Inc. In addition, the Certificate of Incorporation contains provisions concerning the conduct of certain affairs of GAMCO Investors, Inc. as they may involve Mario J. Gabelli, members of his immediate family and affiliates, and the powers, rights, duties and liabilities of GAMCO Investors, Inc. and its subsidiaries and their respective officers, directors and stockholders in connection therewith.

        For purposes of these provisions, which are summarized below,

            (i)  "GAMCO Investors, Inc." includes its subsidiaries and other entities in which we beneficially own 50% or more of the outstanding voting securities or comparable interests, and

           (ii)  a "Gabelli" includes Mario J. Gabelli, any member of his immediate family who is at the time an officer or director of GAMCO Investors, Inc. and any entity in which one or more Gabellis beneficially own a controlling interest of the outstanding voting securities or comparable interests.

        "Corporate opportunities" potentially allocable to GAMCO Investors, Inc. consist of business opportunities that

            (i)  GAMCO Investors, Inc. is financially able to undertake;

           (ii)  are, from their nature, in GAMCO Investors, Inc.'s actual line or lines of business and are of practical advantage to GAMCO Investors, Inc.; and

          (iii)  are ones in which GAMCO Investors, Inc. has an interest or reasonable expectancy.

        "Corporate opportunities" do not include transactions in which GAMCO Investors, Inc. or a Gabelli is permitted to participate pursuant to any agreement between GAMCO Investors, Inc. and such Gabelli that is in effect as of the time any equity security of GAMCO Investors, Inc. is held of record by any person other than a Gabelli or is subsequently entered into with the approval of the members of the Board of Directors and do not include passive investments.

        Before the Trigger Date, the affirmative vote of the holders of a majority of the outstanding Voting Stock, voting together as a single class, will be required to alter, amend or repeal any of these conflict of interest or corporate opportunity provisions in a manner adverse to the interests of any Gabelli. After the Trigger Date, such vote will be increased to 80% to alter, amend, repeal or replace any of the conflict of interest and corporate opportunity provisions.

        Corporate Opportunity Policy.    Except with respect to opportunities that involve Permissible Accounts, if a Gabelli acquires knowledge of a potential transaction on a matter that is a corporate opportunity for both any Gabelli and GAMCO Investors, Inc., such Gabelli will have a duty to communicate that opportunity to GAMCO Investors, Inc. and may not pursue that opportunity or direct it to another person unless GAMCO Investors, Inc. declines such opportunity or fails to pursue it.

        If a director or officer of GAMCO Investors, Inc. other than a Gabelli acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both GAMCO Investors, Inc. and a Gabelli, the Certificate of Incorporation requires that such director or officer act in good faith in accordance with the following two-part policy.

        First, a corporate opportunity offered to any person who is a director but not an officer of GAMCO Investors, Inc. and who is also a director (whether or not an officer) of an entity which is at the time a Gabelli will belong to such Gabelli or to GAMCO Investors, Inc., as the case may be, depending on whether the opportunity is expressly offered to the person primarily in his or her capacity as an officer or director of the entity which is at the time a Gabelli or of GAMCO Investors, Inc., respectively. Otherwise, the opportunity will belong to GAMCO Investors, Inc. to the same extent as if the opportunity came directly to GAMCO Investors, Inc.

        Second, a corporate opportunity offered to any person who is an officer (whether or not a director) of GAMCO Investors, Inc. and who is also a director or an officer of an entity which is at the time a Gabelli will belong to GAMCO Investors, Inc., unless the opportunity is expressly offered to that person primarily in his or her capacity as a director or officer of the entity which is at the time a Gabelli, in which case the opportunity will belong to such Gabelli to the same extent as if the opportunity came directly to a Gabelli.

        Under the Certificate of Incorporation, a director or officer of GAMCO Investors, Inc. (other than a Gabelli) who acts in accordance with the foregoing two-part policy

            (i)  will be deemed fully to have satisfied his or her fiduciary duties to GAMCO Investors, Inc. and its stockholders with respect to such corporate opportunity;

           (ii)  will not be liable to GAMCO Investors, Inc. or its stockholders for any breach of fiduciary duty by reason of the fact that a Gabelli pursues or acquires such opportunity or directs such corporate opportunity to another person or entity or does not communicate information regarding such opportunity to GAMCO Investors, Inc.;

          (iii)  will be deemed to have acted in good faith and in a manner he or she reasonably believes to be in the best interests of GAMCO Investors, Inc.; and

          (iv)  will be deemed not to have breached his or her duty of loyalty to GAMCO Investors, Inc. or its stockholders and not to have derived an improper benefit therefrom.

        Under the Certificate of Incorporation, any corporate opportunity that belongs to a Gabelli or to GAMCO Investors, Inc. pursuant to the foregoing policy will not be pursued by the other (or directed by the other to another person or entity) unless and until such Gabelli or GAMCO Investors, Inc., as the case may be, determines not to pursue the opportunity. If the party to whom the corporate opportunity belongs does not, however, within a reasonable period of time, begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith, the other party may pursue such opportunity (or direct it to another person or entity).

        Conflict of Interests Policy.    The Certificate of Incorporation provides that no contract, agreement, arrangement or transaction, or any amendment, modification or termination thereof, or any waiver of any right thereunder, (each, a "Transaction") between GAMCO Investors, Inc. and

            (i)  a Gabelli,

           (ii)  any customer or supplier or any entity in which a director of GAMCO Investors, Inc. has a financial interest (a "Related Entity"), or

          (iii)  one or more of the directors or officers of GAMCO Investors, Inc. or any Related Entity will be voidable solely because any of the persons or entities listed in (i) through (iii) above are parties thereto, if the standard specified below is satisfied.

        Further, no Transaction will be voidable solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof that authorizes the Transaction or because their votes are counted for such purpose, if the standard specified is satisfied. That standard will be satisfied, and such Gabelli, the Related Entity, and the directors and officers of GAMCO Investors, Inc. or the Related Entity (as applicable) will be deemed to have acted reasonably and in good faith (to the extent such standard is applicable to such person's conduct) and fully to have satisfied any duties of loyalty and fiduciary duties they may have to GAMCO Investors, Inc. and its stockholders with respect to such Transaction if any of the following four requirements are met:

            (i)  the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the Board of Directors or the committee thereof that authorizes the Transaction, and the Board of Directors or such committee in good faith approves the Transaction by the affirmative vote of a majority of the disinterested directors on the Board of Directors or such committee, even if the disinterested directors are less than a quorum;

           (ii)  the material facts as to the relationship or interest and as to the Transaction are disclosed or known to the holders of Voting Stock entitled to vote thereon, and the Transaction is specifically approved by vote of the holders of a majority of the voting power of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class;

          (iii)  the Transaction is effected pursuant to guidelines that are in good faith approved by a majority of the disinterested directors on the Board of Directors or the applicable committee thereof or by vote of the holders of a majority of the then outstanding Voting Stock not owned by such Gabelli or such Related Entity, voting together as a single class; or

          (iv)  the Transaction is fair to GAMCO Investors, Inc. as of the time it is approved by the Board of Directors, a committee thereof or the stockholders of GAMCO Investors, Inc.

        The Certificate of Incorporation also provides that any such Transaction authorized, approved, or effected, and each of such guidelines so authorized or approved, as described in (i), (ii) or (iii) above, will be deemed to be entirely fair to GAMCO Investors, Inc. and its stockholders, except that, if such authorization or approval is not obtained, or such Transaction is not so effected, no presumption will arise that such Transaction or guideline is not fair to GAMCO Investors, Inc. and its stockholders. In addition, the Certificate of Incorporation provides that a Gabelli will not be liable to GAMCO Investors, Inc. or its stockholders for breach of any fiduciary duty that a Gabelli may have as a stockholder of GAMCO Investors, Inc. by reason of the fact that a Gabelli takes any action in connection with any transaction between such Gabelli and GAMCO Investors, Inc. For purposes of these provisions, interests in an entity that are not equity or ownership interests or that constitute less than 10% of the equity or ownership interests of such entity will not be considered to confer a financial interest on any person who beneficially owns such interests.

        Listing.    The Class A Common Stock is listed on the NYSE under the symbol "GBL."

        Transfer Agent and Registrar.    The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        GAMCO Investors, Inc. may issue Stock Purchase Contracts, including contracts obligating holders to purchase from or sell to GAMCO Investors, Inc. and obligating GAMCO Investors, Inc. to sell to or purchase from the holders of these contracts, a specified number of shares of Class A Common Stock or preferred stock at a future date or dates or at the option of GAMCO Investors, Inc. The consideration per share of Class A Common Stock or preferred stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase or to sell the Class A Common Stock or preferred stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require GAMCO Investors, Inc. to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contacts may require holders to secure their obligations thereunder in a specified manner.

        The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  in "at the market offerings" to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

  •
  to or through underwriters, brokers or dealers; or

  •
  through a combination of any of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

  •
  privately negotiated transactions.

        We may also enter into hedging transactions. For example, we may:

  •
  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Class A Common Stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Class A Common Stock received from us to close out its short positions;

  •
  sell securities short and redeliver such shares to close out our short positions;

  •
  enter into option or other types of transactions that require us to deliver Class A Common Stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Class A Common Stock under this prospectus; or

  •
  loan or pledge the Class A Common Stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

  •
  the terms of the offering;

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale, including in "at the market offerings";

  •
  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or other offering materials, as the case may be.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or other offering materials, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or other offering materials, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities, other than our Class A Common Stock which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities or preferred stock on any securities exchange or quotation system; any such listing with respect to any particular debt securities or preferred stock will be described in the applicable prospectus supplement or other offering materials, as the case may be.

        In connection with any offering of Class A Common Stock, the underwriters may purchase and sell shares of Class A Common Stock in the open market. These transactions may include short sales,

syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of Class A Common Stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of shares made in an amount up to the number of shares represented by the underwriters' over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the Class A Common Stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of Class A Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority, or "FINRA," the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

 LEGAL MATTERS

        Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Paul Hastings LLP. Certain other legal matters will also be passed upon for us by Paul Hastings LLP. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of GAMCO Investors, Inc. and subsidiaries (the "Company"), incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K, and the effectiveness of the Company's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information, including the registration statement of which this prospectus is a part, can be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at http://www.sec.gov/ that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us.

        The SEC allows us to "incorporate by reference" information into this prospectus and any accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 6, 2015;

  •
  Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2014;

  •
  The description of our capital stock, which is contained in the registration statement on Form 8-A/A filed with the SEC on November 22, 2013;

  •
  Current Report on Form 8-K filed with the SEC on February 4, 2015.

        We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

        You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at GAMCO Investors, Inc., One Corporate Center, Rye, New York 10580 (telephone number (914) 921-3700). You can also find information about us at our Internet website at http://www.gabelli.com/. Information contained on our website does not constitute part of this prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The registrant has agreed to pay all expenses of the offering. All the amounts shown are estimates, except for the SEC registration fee:

Amount Payable by the Registrant
Securities and Exchange Commission Registration Fee		$0
Accounting Fees and Expenses		*
Legal Fees		*
Printing and Engraving Expenses		*
Trustee, Registrar and Transfer Agent Fees and Expenses		*
Miscellaneous Expenses		*

Total	$	*

*
These fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        GAMCO Investors, Inc.'s Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of GAMCO will be personally liable to GAMCO or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director's duty of loyalty to the GAMCO or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (unlawful payments of dividends or unlawful stock repurchases or redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. The Certificate of Incorporation provides further that, to the fullest extent permitted by law, GAMCO shall indemnify and hold harmless and advance expenses to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of GAMCO or any predecessor of GAMCO, or serves or served at any other enterprise as a director or officer at the request of GAMCO, any predecessor to GAMCO or any subsidiary or affiliate of GAMCO.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also provides that expenses (including attorneys' fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

        GAMCO Investors Inc.'s Amended and Restated Bylaws provide that GAMCO shall indemnify any person who was or is a party to any threatened, pending, or completed action, suit or proceeding because he or she is or was a director, officer, employee or agent of GAMCO or is or was serving at the request of GAMCO as a director or officer of another corporation, partnership or other enterprise, or as a trustee, fiduciary or administrator of any pension, profit sharing or other benefit plan for any of the Registrant's employees, against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of GAMCO, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

Item 16.    List of Exhibits.

        The Exhibit Index appearing after the signature page to this Form S-3 is incorporated herein by reference.

Item 17.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in amount and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York on April 10, 2015.

GAMCO INVESTORS, INC.
By:	/s/ ROBERT S. ZUCCARO
	Name:	Robert S. Zuccaro
	Title:	Executive Vice-President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Kieran Caterina, Kevin Handwerker, Diane M. LaPointe and Robert S. Zuccaro and each of them severally, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ MARIO J. GABELLI Mario J. Gabelli	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	April 10, 2015
/s/ ROBERT S. ZUCCARO Robert S. Zuccaro	Executive Vice-President and Chief Financial Officer (Principal Financial Officer)	April 10, 2015
/s/ KIERAN CATERINA Kieran Caterina	Co-Chief Accounting Officer (Co-Principal Accounting Officer)	April 10, 2015
/s/ DIANE M. LAPOINTE Diane M. LaPointe	Co-Chief Accounting Officer (Co-Principal Accounting Officer)	April 10, 2015

SIGNATURE	TITLE	DATE

/s/ EDWIN L. ARTZT Edwin L. Artzt	Director	April 10, 2015
/s/ RAYMOND C. AVANSINO, JR. Raymond C. Avansino, Jr.	Director	April 10, 2015
/s/ RICHARD L. BREADY Richard L. Bready	Director	April 10, 2015
/s/ MARC GABELLI Marc Gabelli	Director	April 10, 2015
/s/ EUGENE R. MCGRATH Eugene R. McGrath	Director	April 10, 2015
/s/ ROBERT S. PRATHER, JR. Robert S. Prather, Jr.	Director	April 10, 2015
/s/ ELISA M. WILSON Elisa M. Wilson	Director	April 10, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
1.1	Form of Underwriting Agreement (to be filed on a subsequent Current Report on Form 8-K of GAMCO Investors, Inc., if applicable)
3.1
Restated Certificate of Incorporation of GAMCO Investors, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K dated November 20, 2013 filed with the Securities and Exchange Commission on November 22, 2013)
3.2
Amended and Restated Bylaws of GAMCO Investors, Inc. (incorporated by reference to Exhibit 3.2 to the Company's Report on Form 8-K dated November 20, 2013 filed with the Securities and Exchange Commission on November 22, 2013)
4.1	Form of Senior Indenture between GAMCO Investors, Inc. and The Bank of New York Mellon), as Trustee (the "Senior Indenture")
4.2	Form of Subordinated Indenture between the Registrant and The Bank of New York Mellon, as Trustee (the "Subordinated Indenture")
4.3	Certificate of Designations relating to preferred stock (to be filed on a subsequent Current Report on Form 8-K of GAMCO Investors, Inc., if applicable)
4.4	Purchase Contract Agreement setting forth Stock Purchase Contracts and/or Stock Purchase Units (to be filed on a subsequent Current Report on Form 8-K of GAMCO Investors, Inc., if applicable)
5.1	Opinion of Paul Hastings LLP
12.1
Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 6, 2015)
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature pages hereto)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, under the Senior Indenture
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, under the Subordinated Indenture